                                                                   Exhibit 10(p)

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                           ASSET ASSIGNMENT AGREEMENT


                                 By and Between


                          LEHMAN COMMERCIAL PAPER INC.,


                                   as Lender,


                                       and


                      GREEN TREE RESIDUAL FINANCE CORP. I,


                                   as Borrower


                          Dated as of February 13, 1998

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

                               TABLE OF CONTENTS


Section 1.   Definitions...................................................-1-

Section 2.   Loan..........................................................-9-

Section 3.   Purpose of this Agreement....................................-13-

Section 4.   Pledge and Security..........................................-14-

Section 5.   Representations and Warranties...............................-14-

Section 6.   Collateral Amount Maintenance................................-18-

Section 7.   Borrower Covenants...........................................-19-

Section 8.   Events of Default............................................-25-

Section 9.   Remedies Upon Default........................................-27-

Section 10.  Indemnification..............................................-28-

Section 11.  Power of Attorney............................................-29-

Section 12.  Participation; Assignments...................................-29-

Section 13.  Notices......................................................-30-

Section 14.  No Oral Modifications; Successors and Assigns................-30-

Section 15.  Severability of Provisions...................................-31-

Section 16.  No Waiver....................................................-31-

Section 17.  Governing Law; Agreement Constitutes Security Agreement......-31-

Section 18.  Jurisdiction.................................................-31-

Section 19.  Waiver of Jury Trial.........................................-31-

Section 20.  Integration..................................................-31-

Section 21.  Advice from Independent Counsel..............................-32-

Section 22.  Judicial Interpretation......................................-32-

Exhibits:

      Exhibit A    Instruction Letter
      Exhibit B    Secured Note
      Exhibit C    Projected Cash Receipts and Minimum Monthly Principal Payment
                   Schedule
      Exhibit D    Certificates, Fees, Release Amounts
      Exhibit E    Inside Refinance Payment Factors

      Schedule 1   Securitization Trusts

                           ASSET ASSIGNMENT AGREEMENT


          This ASSET ASSIGNMENT AGREEMENT (this "Agreement"), dated as of February 13, 1998, by and between LEHMAN COMMERCIAL PAPER INC., a New York corporation (the "Lender"), and GREEN TREE RESIDUAL FINANCE CORP. I, a Minnesota corporation (the "Borrower").

          WHEREAS, the Lender wishes to lend, and the Borrower wishes to borrow, subject to certain terms and conditions, moneys in connection with the financing of the Certificates, Fees and Release Amounts owned by the Borrower, and certain other collateral described herein and pledged pursuant hereto;

          WHEREAS, Green Tree Financial Corporation will fully and unconditionally guarantee the obligations of Borrower hereunder pursuant to a separate Guaranty Agreement; and;

          WHEREAS, the parties desire to agree upon the terms and conditions governing such financing facility;

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below.

          "Additional Assets" has the meaning specified in Section 2(h).

          "Adjusted Net Equity" means the shareholders' equity of the Guarantor and its consolidated subsidiaries, determined in accordance with GAAP (less goodwill and similar amounts).

          "Affiliate" means, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and in any event shall refer to the ownership of more than 10% of the common equity of such Person and "controlling" and "controlled" shall have meanings correlative the foregoing. For purposes of the definitions of "ERISA Violation" and "Plan" and the notice requirements of Section 7(g)(ix), "Affiliate" shall include any Person who is part of the controlled group or under common control with the Borrower within the meaning of Section 414 of the Code or Section 4001 of ERISA.

          "Applicable Percentage" means for the first twelve Distribution Dates, 50%, for the next twelve Distribution Dates, 75% and thereafter 100%.

          "Business Day" means any day other than (a) a Saturday or a Sunday, and (b) any day on which the Lender or banking institutions in the State of New York are authorized or required by law or regulation, executive order or governmental decree to be closed.

          "Cash Receipts" has the meaning specified therefor in Section 2(d).

          "Certificates" means the residual certificates with respect to Securitization Trusts identified in Exhibit D hereto, as amended from time to time in accordance with the provisions hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means any collateral pledged by the Borrower to the Lender as described in Section 4.

          "Collection Account" means an account in the name of the Lender established and maintained by the Borrower with a depository institution acceptable to Lender.

          "Contract" means, with respect to each Securitization Trust as of any date of determination, any home equity, home improvement, manufactured housing or retail installment loan or other receivable held by such trust and securitized pursuant thereto.

          "Default" means any event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

          "Determination Period" means, in connection with the calculation of the LIBOR Rate, one month.

          "Distribution Date" means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing on March 15, 1998.

          "Due Period" means for each Securitization Trust, the monthly period for which collections on the Contracts for a particular payment or distribution date are aggregated for application on such date.

          "EBIT" means earnings before income taxes, as interpreted in accordance with generally accepted accounting principles.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

          "ERISA Violation" means the occurrence of any of the following events or conditions with respect to any Plan or Multiemployer Plan if, as a result of such event or condition, Borrower or any Affiliate shall incur, or in the determination of the Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, or the PBGC that, individually or in the aggregate, would constitute a Material Adverse Change:

     (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

     (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an Affiliate to terminate nay Plan;

     (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

     (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any Affiliate of notice from a Multiemployer Plana that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

     (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

     (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections.

          "Event of Default" has the meaning specified therefor in Section 8.

          "Facility Balance" means, as of any date, the sum of (a) the Loan Balance plus any unpaid interest expense, and (b) any other fees or expenses owing to Lender hereunder.

          "Fees and Release Amounts" means the guarantee fees and excess cash release amounts with respect to the Securitization Trusts identified in Exhibit D hereto, as amended from time to time in accordance with the provisions hereof.

          "Funding Date" means the date hereof, or such later date on which the initial advance on the Loan is made after all conditions hereunder to the making of the Loan have been satisfied as determined by the Lender in its sole discretion.

          "GAAP" means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

          "Guarantor" means Green Tree Financial Corporation, and any successor thereto.

          "Guaranty Agreement" means the Guaranty Agreement, dated the date hereof, among the Guarantor, the Borrower and the Lender pursuant to which the Guarantor unconditionally guarantees the full performance of the Borrower's obligations hereunder.

          "Hedging Contract" means any instrument or agreement acquired or entered into by Borrower from time to time for the purpose of hedging risks associated with the Pledged Assets.

          "Hypothecation" has the meaning specified in Section 12(a).

          "Indebtedness" has the meaning specified in Section 9(i).

          "Indemnified Amounts" has the meaning specified in Section 10.

          "Indemnified Parties" has the meaning specified in Section 10.

          "Independent Accountants" means a nationally recognized independent certified public accounting firm or other accounting firm acceptable to Lender in its sole discretion.

          "Inside Refinancing Payment" means with respect to each Contract refinanced by an Obligor through Guarantor or an Affiliate thereof, an amount equal to the unpaid balance of such Contract multiplied by a factor applicable to such Contract, based on the month in which such refinancing occurs and the Securitization Trust in which such Loan was included, as specified in Exhibit E hereto.

          "Instruction Letter" has the meaning specified in Section 2(a)(viii).

          "Interest Amount" means, with respect to any Distribution Date, the aggregate amount of interest on the Facility Balance computed on a daily basis for the related Monthly Period computed as the product of (i) the Interest Rate in effect on each day of such period, and (ii) the Facility Balance on each day of such Monthly Period.

          "Interest Rate" means, as of any date of determination, to the extent permitted by applicable law, the per annum percentage rate, calculated daily, equal to the sum of the LIBOR Rate and two percentage points (2.00%), computed on the basis of the actual days elapsed and a 360 day year; provided, however, that upon the occurrence and during the continuation of an Event of Default, the Interest Rate shall be equal to the sum of the LIBOR Rate and four percentage points (4.00%).

          "Interest Reset Period" means the period commencing on and including a Distribution Date (or commencing on and including the Funding Date in the case of the initial Interest Reset Period) to but excluding the next succeeding Distribution Date. The final Interest Reset Period shall terminate on and shall include the date of the final payment to the Lender of all amounts due hereunder.

          "Lender Value" means the price at which the Pledged Assets could be sold as of a particular date of determination, to be determined by the Lender at its sole discretion.

          "LIBOR Rate" means, with respect to each Interest Reset Period, the London interbank offered rate for United States dollar deposits having a duration equal to the Determination Period determined by Lender on the Rate Determination Date immediately preceding the commencement of such Interest Reset Period as follows:

                    (a) On each Rate Determination Date, Lender shall determine the LIBOR Rate as of 11:00 A.M. (London time) on such Rate Determination Date on the basis of the quotations thereof which appears on Telerate Page 3750;

                    (b) If on any Rate Determination Date, the LIBOR Rate does not appear on Telerate Page 3750, Lender shall determine the LIBOR Rate on the basis of quotations provided by Reference Banks on such Rate Determination Date to prime banks in the London interbank market. The LIBOR Rate as determined by Lender is the arithmetic mean of such quotations;

                    (c) If on any Rate Determination Date at least two of the Reference Banks provide quotations, the LIBOR Rate shall be determined in accordance with clause (b) above on the basis of the offered quotations of those Reference Banks providing such quotations; and

                    (d) If on the Rate Determination Date only one or none of the Reference Banks provides such offered quotations, the LIBOR Rate shall be:

          (i) the rate per annum (rounded, as aforesaid) that Lender determines to be either (A) the arithmetic mean of the offered quotations that leading banks in the City of New York selected by Lender are quoting at or about 11:00 A.M. New York City time on the relevant Rate Determination Date for loans in U.S. Dollars to leading banks active in the London interbank eurodollar market for a period equal to the related Determination Period or those of them (being at least two in number) to which such offered quotations are, in the opinion of Lender, being so quoted, or (B) in the event that Lender can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in the City of New York selected by Lender are quoting at or about 11:00 A.M. (London time) on such Rate Determination Date to leading banks active in the London interbank eurodollar market for Dollar deposits having a duration equal to the Determination Period; or

          (ii) if the banks selected as aforesaid by Lender are not quoting as described in clause (i) above, the LIBOR Rate for such Distribution Date shall be the LIBOR Rate as determined on the previous Rate Determination Date.

          "Lien" means any interest in property securing an obligation owed to, or claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest or other encumbrance arising from a mortgage, deed of trust, hypothecation, cession, transfer, assignment, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes.

          "Loan" has the meaning specified therefor in Section 2(a).

          "Loan Amount" means the lesser of (a) $500,000,000 or (b) 50% of the Lender Value of the Pledged Assets.

          "Loan Balance" means, as of any date, (a) the Loan Amount as of the Funding Date plus any amounts borrowed pursuant to Section 2(h) or Section 2(i) hereof, less (b) payments of principal applied hereunder with respect thereto.

          "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "Margin Deficit" has the meaning specified in Section 6(a).

          "Material Adverse Change" means a material adverse change in or effect upon any of (i) the condition (financial or otherwise), business, performance, operations, properties, profits or prospects of the Borrower or the Guarantor,
(ii) the legality, validity or enforceability of this Agreement, the Secured Note or any Related Documents, or (iii) the Collateral.

          "Maturity Date" means February 15, 2000 or such earlier date on which this Agreement shall terminate in accordance with the provisions thereof; provided, however, that the maturity date may be extended for a period of 12 months to February 15, 2001 upon agreement of the Lender, Borrower and the Guarantor, subject to the terms hereof.

          "Monthly Period" means, with respect to any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Distribution Date, from and including the Funding Date) to and excluding the applicable Distribution Date.

          "Monthly Principal Payment" means, with respect to each Distribution Date, (a) the Applicable Percentage of the greater of (i) Cash Receipts for the related Monthly Period and (ii) Projected Cash Receipts for such Monthly Period.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

          "Participant" has the meaning specified in Section 12(a).

          "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

          "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

          "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any of its Affiliates or with respect to which the Borrower or any of its Affiliates may have any liability.

          "Pledged Assets" means the Certificates and the Fees and Release Amounts.

          "Projected Cash Receipts" means those amounts scheduled on Exhibit C hereto.

          "Rate Determination Date" means, with respect to any day in an Interest Reset Period, the second London Business Day prior to such day.

          "Reference Banks" means two major banks in the London interbank market as selected by Lender. Each Reference Bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London and which has been designated as such by Lender and is able and willing to provide such quotations to Lender on each Rate Determination Date. If any Reference Bank designated by Lender fails to meet the qualifications of a Reference Bank, Lender will use its best effort to designate an alternative Reference Bank.

          "Related Document" means, as applicable, any document executed in connection herewith (including the Guaranty Agreement, the Warrant, Warrant Agreement and the Side Letter) or with the Repurchase Facility or with the Securitization Trusts, or related hereto or thereto.

          "Repurchase Facility " means that repurchase facility created (a) pursuant to the Amended and Restated Master Repurchase Agreement, dated February 4, 1998 and (b) the Master Repurchase Agreement, dated October 15, 1992, each between Lender and Green Tree Finance Corp. -- Five, as the same may be amended, supplemented or otherwise modified from time to time.

          "Restricted Payment" means, as applied to any Person,

          (i) any dividend or other distribution (including any distribution of properties, assets, cash, rights, obligations or securities), direct or indirect, on account of any shares of capital stock of such Person now or hereafter outstanding or any securities convertible into or exercisable or exchangeable for such shares of capital stock, except for a dividend payable to all of the holders of such Person's common stock solely in shares of common stock; and

          (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of such Person now or hereafter outstanding or any securities convertible into or exercisable or exchangeable for such shares of capital stock.

          "Secured Note" means the promissory note in the form attached hereto as Exhibit B hereto.

          "Securitization Trusts" means, collectively, the trusts listed in
Schedule 1 hereto, as such schedule may be amended from time to time in accordance with the terms hereof.

          "Side Letter" means that certain Letter Agreement between Guarantor and Lender dated the date hereof.

          "Telerate Page 3750" means the display so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Trust Agreement" means the trust or other agreement with respect to the related Securitization Trust pursuant to which a Pledged Asset is issued.

          "Trustees" means, collectively, the trustees of the Securitization Trusts whose duties include administering distributions on the Pledged Assets.

          "Warrant" means the common stock warrant of the Guarantor issued to the Lender on or prior to the date of funding of the Loan.

          "Warrant Agreement" means, collectively, the Common Stock Warrant Agreement and Registration Rights Agreement, each dated the date hereof and each between the Lender and Guarantor pursuant to which the Warrant is issued.

          "Withdrawal Liability" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

          Section 2. Loan. (a) Subject to the terms and conditions of this Agreement, Borrower hereby agrees to borrow from Lender and Lender hereby agrees to lend to Borrower the Loan Amount (the "Loan"). The Loan shall be evidenced by the Secured Note. The Loan shall be collateralized by, among other things the Pledged Assets, as set forth in Section 4. Prior to making the Loan, the Borrower shall fulfill the following conditions precedent:

                    (i) The representations and warranties of the Borrower in Section 5 hereof and of the Guarantor in
                              Section 2 of the Guaranty Agreement shall be true and correct;

                    (ii) No Default or Event of Default shall have occurred and be continuing;

                    (iii) The Borrower shall have delivered to the Lender the certificates evidencing the Certificates with all necessary bond powers or transfer instruments executed in blank or in the name specified by the Lender by the appropriate officers of the Borrower, and such other documents as may be required to transfer the Certificates of record pursuant to the applicable Trust operative agreements and/or as the Lender shall require to perfect its first priority security interest in such Certificates, including, without limitation, signature guarantees;

                    (iv) The Lender shall have received a certificate of the Secretary of each of the Borrower and the Guarantor certifying as to the following: (A) its certificate of incorporation, (B) its bylaws, (C) the resolutions of its board of directors approving the definitive agreements, documents, and instruments necessary to consummate the transactions contemplated hereby, and (D) the names and true signatures of the officers authorized on its behalf to sign the definitive agreements, documents and instruments;

                    (v) The Lender shall have received a good standing certificate (or its equivalent) for each of the Borrower and the Guarantor issued by the Secretary of State of the jurisdiction of each such entity's incorporation;

                    (vi) The Related Documents shall be in full force and effect and in form and substance satisfactory to Lender.

                    (vii) The Lender shall have received a search report provided in writing to the Lender by one of the national UCC search firms, listing all effective financing statements that name the Borrower or any entity that conveyed Pledged Assets to the Borrower as debtor or seller and that are filed in the jurisdiction of the Borrower's chief executive offices and in such other jurisdictions as the Lender shall request;

                    (viii) (A) The Borrower shall have (1) notified each of the Trustees in connection with the Securitization Trusts of the pledge of the related Pledged Assets hereunder, and (2) instructed each of the Trustees, as applicable, to pay all amounts payable to the holder of the related Certificates and to pay all related Fees and Release Amounts to the Collection Account, and (B) each of the Trustees shall have acknowledged in writing the instructions set forth in clause (A) above, and a copy of the fully executed Instruction Letter shall be delivered to the Lender. Such notification and instruction shall be in the form of Exhibit A hereto (each, an "Instruction Letter");

                    (ix) The Lender shall have received an original fully executed copy of this Agreement and the Secured Note and notice that the Collection Account has been established;

                    (x) The Lender shall have received acknowledgment copies of effective financing statements of the Borrower (Form UCC-1 or Form UCC-3, as appropriate), filed on or prior to the date of the Loan and naming the Borrower, as "debtor," the Lender, as "secured party," and describing the Collateral as the "collateral";

                    (xi) The Lender shall have received payment of a structuring fee pursuant to the Side Letter;

                    (xii) The Lender shall have received the Warrant in form and substance satisfactory to it;

                    (xiii) The Lender shall have received such other and further documents and legal opinions as the Lender in its sole discretion shall require; and

                    (xiv) The Lender shall receive the following, each dated as of such date and in form and substance satisfactory to the Lender and its counsel:

                              (1) Favorable authority and enforceability opinions of counsel to the Borrower and the Guarantor concerning this Agreement, the Secured Note and the Guaranty Agreement; and

                              (2) Favorable security interest opinions of counsel to the Borrower concerning the Collateral pledged hereunder.

          (b) The Loan shall mature and shall be due and payable in full, together with accrued and unpaid interest thereon at the Interest Rate, on the Maturity Date. The Maturity Date may be extended for a period of twelve months from February 15, 2000, subject to mutual agreement between Borrower and Lender as to any additional conditions or provisions of such extension, acceptance of which shall be without any obligation on the part of Lender and subject to its sole discretion, and subject to payment to Lender of an extension fee as set forth in the Side Letter.

          (c) The Borrower shall timely make any payment of interest and principal and any other sum which becomes due and payable, whether by acceleration or otherwise (including any mandatory prepayment), under the terms of this Agreement and the Secured Note.

          (d) If no Event of Default shall have occurred, on each Distribution Date all amounts received (i) from the Trustees with respect to the Pledged Assets or during the related

Monthly Period or (ii) by the Borrower in connection therewith during the related Monthly Period (in either case, the "Cash Receipts") shall be applied without duplication, as follows:

                    (i) first, to the Lender the amount required to pay or reimburse the Lender for any fees or expenses owing to Lender hereunder;

                    (ii) second, to the Lender the amount required to pay the Interest Amount;

                    (iii) third, to the Lender the amount required to pay the Monthly Principal Payment;

                    (iv) fourth, if the Loan Balance is greater than zero and there exists a Margin Deficit, to the Lender in reduction of the Loan Balance, the Margin Deficit (provided, however, that nothing herein shall alter the requirements specified in Section 6 hereof); and

                    (v) fifth, to the Borrower (by wire transfer on such Distribution Date pursuant to instructions provided to the Lender at least one (1) Business Day prior to such Distribution Date) any and all remaining amounts, if any; provided, however, that if the Borrower does not notify the Lender at least one (1) Business Day prior to such Distribution Date as to the amount to be remitted to the Borrower pursuant to this clause fifth and Cash Receipts for the related Monthly Period for each Securitization Trust from the Trustees are not received by noon, New York City time, on such Distribution Date, the Lender shall make such remittance on the Business Day following the date on which the Lender receives all such Cash Receipts and reconciliation of such assets.

     Lender and Borrower acknowledge that certain of the Pledged Assets have payment dates on the first day of each month. It is agreed that the amount due on each Distribution Date pursuant to this clause (d) will be prepaid by applying Cash Receipts, as and to the extent received with respect to the first day of the month of such Distribution Date, to the amounts scheduled to be due on such Distribution Date, in the order set forth in this clause (d).

          (e) In the event that the Cash Receipts on any Distribution Date are not sufficient to make a full payment of the amounts set forth in clauses (i) through (iv) of Section 2(d), the Borrower shall immediately pay to the Lender on the applicable Distribution Date the amount of such deficiency (which amount shall be treated hereunder as a Cash Receipt).

          (f) In addition to and not in lieu of all other payments due to Lender hereunder, Borrower shall be required to make a mandatory principal payment in reduction of the Loan Balance (i) upon any securitization of any of the Pledged Assets in an amount equal to 100% of the proceeds of the securitization of such Pledged Assets and (ii) in an amount equal to 100% of any Inside Refinancing Payment.

          (g) If the Borrower shall have paid or agreed to pay any interest on the Facility Balance in excess of that permitted by law, then it is the express intent of the parties hereto with respect thereto that (i) to the extent possible given the term of the Facility Balance, all excess amounts previously paid or to be paid by the Borrower be applied to reduce the Facility Balance and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder, and (ii) to the extent that the reduction of the Facility Balance and the reformation of the provisions thereof described in the immediately preceding clause (i) are not possible given the term of the Facility Balance, such excess amount shall be deemed to have been paid with respect to the Facility Balance as a result of an error and upon the Lender obtaining actual knowledge of an error, such amount shall be refunded to the Borrower.

          (h) If at any time prior to the Maturity Date the Borrower desires to pledge additional residual certificates, fees and/or release amounts ("Additional Assets"), Borrower may borrow an amount hereunder up to 50% of the Lender Value of the Additional Certificates, but in no event more than the difference between $500,000,000 and the then current Loan Balance, subject to mutual agreement between Borrower and Lender as to any additional conditions or provisions of such borrowing, acceptance of which shall be without any obligation on the part of Lender and subject to its sole discretion. Any such borrowing shall be subject to revising Exhibit C hereto taking into account the cash flows of the Additional Certificates.

          (i) The parties hereto acknowledge that in addition to the conditions precedent set forth in Section 2(a), prior to the making of the Loan, Lender must have completed such due diligence with respect to the Pledged Assets as it shall in its sole discretion deem necessary. To the extent that on the Funding Date, Lender has not completed its due diligence with respect to all of the Pledged Assets, the principal amount of the Loan advanced on such Distribution Date will be equal to 50% of the Lender Value of the Pledged Assets as to which due diligence has been completed. Thereafter, during the period commencing on the Funding Date until Lender completes such due diligence with respect to all of the Pledged Assets, as due diligence with respect to additional Pledged Assets is completed, Lender will make one or more additional advances on the Loan (i) at such times and in such amounts as Lender and Borrower may agree,
(ii) in each case, in an amount such that the Loan Balance after giving effect to such advance does not exceed 50% of the Lender Value of the Pledged Assets as to which due diligence has been completed, with the aggregate amount of all such advances together with the amount advance on the Funding Date in no event to exceed $500,000,000 and (iii) so long as on the date of each such advance, (x) the representations and warranties of the Borrower in Section 5 hereof and of the Guarantor in Section 2 of the

Guaranty Agreement shall be true and correct and (y) no Default or Event of Default shall have occurred and be continuing. Lender agrees to use commercially reasonable efforts to complete its due diligence within 10 Business Days of the date of this Agreement.

          (j) With the prior written consent of Lender at Lender's sole discretion, Borrower may substitute other Certificates, Fees and Release Amounts for any of the Pledged Assets. Such substitution shall be made by transfer to Lender (such transfer to be reflected on Exhibit D hereto) of the Pledged Assets in the same manner as the initial pledge of the Pledged Assets hereunder, including but not limited to the execution of an appropriate assignment, delivery of any Certificates in the manner described herein to Lender and the filling of appropriate UCC financing statements.

          Section 3. Purpose of this Agreement.

          (a) The Borrower agrees that the Loan shall be used for general corporate purposes as permitted hereunder.

          (b) The Borrower does not own, and will not, and will not permit any subsidiary to, directly or indirectly, use any part of the proceeds of the Loan for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Loan to be considered a "purpose credit" within the meaning of said Regulation G or cause this Agreement or any of the other Related Documents to violate Regulation G or any other regulation of the Board of Governors of the Federal Reserve System, or any other applicable law, statute, regulation, rule or order.

          Section 4. Pledge and Security. The Borrower hereby pledges all of its right, title, and interest in, to and under and grants a first lien on, and security interest in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the "Collateral") to the Lender to secure the repayment of principal and interest on the Loan and payment and performance of all other amounts or obligations owing to the Lender pursuant to this Agreement, the Secured Note and any Related Documents:

          (a) the Certificates;

          (b) the Fees and Release Amounts;

          (c) Collection Account; and

          (d) all proceeds, payments, income and profits of, and records and files relating to any and all of any of the foregoing.

          Section 5. Representations and Warranties.

          (a) The Borrower represents and warrants to the Lender as follows, as of the date hereof (which representations and warranties shall be deemed repeated on the Funding Date and at all times thereafter until the Borrower has satisfied in full all of its obligations hereunder as though made on and as of such date or times):

          (i) it has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to this Agreement, the Secured Note and all Related Documents to which it is a party and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Agreement, the Secured Note and all such Related Documents;

          (ii) this Agreement, the Secured Note and all Related Documents to which it is party constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

          (iii) the consummation of the transactions contemplated by this Agreement, the Secured Note and all Related Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its related certificate of incorporation or bylaws, or any contract, agreement, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its assets is bound and which would result in a Material Adverse Change, (ii) result in the creation or imposition of any Lien, adverse claim or other encumbrance upon any of its assets pursuant to the terms of any such contract, agreement, indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than as expressly created under this Agreement, or (iii) violate any law or order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its assets and which would result in a Material Adverse Change;

          (iv) it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency;

          (v) no litigation, proceeding or investigation is pending or, to the best of its knowledge, threatened against it which litigation, proceeding or investigation is likely to have consequences that could prohibit its entering into this Agreement, the Secured Note and all Related Documents to which it is party or that which is likely to cause a Material Adverse Change;

          (vi) all actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary or advisable in connection with its execution, delivery and performance of this Agreement, the Secured Note and all Related Documents, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement, the Secured Note and all Related Documents and the performance of its obligations hereunder and thereunder;

          (vii) it is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the assets owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not be expected to cause a Material Adverse Change;

          (viii) there has been no change in its assets, liabilities or financial condition which have been in the aggregate, materially adverse to it, and no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, and it is solvent as of the date hereof; and it will neither be rendered insolvent by the transactions contemplated by this Agreement, the Secured Note and all Related Documents, nor be left with an unreasonably small amount of capital with which to engage in its business. The Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Borrower does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Borrower or any of its assets;

          (ix) its principal place of business, chief executive office and location of books and records regarding Collateral is set forth in Section 13;

          (x) it has good and valid title to all of its properties and assets. It enjoys peaceful and undisturbed possession under all leases under which it will operate on and all of such leases are valid, subsisting and in full force and effect;

          (xi) it has all licenses as are adequate for the conduct of its businesses as now conducted and now proposed to be conducted. Each such license is in full force and effect, and it has performed all obligations with respect thereto required of it. No default in its performance or observance of its obligations thereunder has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

          (xii) none of this Agreement, the Secured Note, and all Related Documents, or any financial statements, reports, certificates or other information furnished by the Borrower or any of its officers to the Lender in connection with this Agreement, the Secured Note or any Related Documents contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All such financial statements have been prepared in accordance with GAAP. There is no fact known to its executive officers which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the Secured Note and all Related Documents or otherwise disclosed to the Lender;

          (xiii) no dispute involving its employees or any of its relationships with its employees has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

          (xiv) the Pledged Assets have been offered, issued and sold in compliance with all applicable laws and (A) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance, in connection with the Pledged Assets; (B) there are no agreements on the part of the Borrower to issue, sell or distribute the Pledged Assets; and (C) the Borrower has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or in respect of the Pledged Assets; the

                    Certificates have been validly issued, and are fully paid and non-assessable and not subject to preemptive rights;

          (xv) the Borrower is the record and beneficial owner of, and has good and marketable title to the Collateral, free of any and all Liens or options in favor of, or claims of, any other Person other than the Lender, except the Lien created by this Agreement;

          (xvi) on the Funding Date, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower;

          (xvii) all of the representations and warranties of any Affiliate of the Borrower in any Trust Agreement are true and correct;

          (xviii) each of the Borrower and its Affiliates has operated and administered each Plan in compliance with all applicable laws. Neither the Borrower nor any of its Affiliates has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could be expected to result in the incurrence of any such liability by the Borrower or any of its Affiliates, or in the imposition of any Lien on any of the rights or assets of the Borrower or any of its Affiliates, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code. The Borrower and its Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans. The Borrower and its Affiliates have made all required contributions to Multiemployer Plans. Neither the Borrower nor any of its Affiliates has incurred, nor would expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan. No Multiemployer Plan is, or is expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA; and

          (xix) the Borrower is not, and will not become as a result of the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (b) Upon discovery by the Borrower of any breach of any of the representations and warranties listed in this Section 5, the Borrower shall promptly give notice of such discovery to the Lender.

          (c) It is understood and agreed that the representations and warranties set forth in this Section 5 or deemed to be made hereunder shall survive the execution of this Agreement.

          Section 6. Collateral Amount Maintenance.

          (a) The Lender shall mark to market the Pledged Assets from time to time in its sole discretion, but at least monthly. If at any time the aggregate Lender Value of the Pledged Assets is less than 200% of the Facility Balance (a "Margin Deficit"), then Lender may by notice to Borrower require Borrower to cure such Margin Deficit by delivering cash or such other additional collateral as is acceptable to the Lender in its sole discretion, to Lender within one (1) Business Day of notice thereof.

          (b) Notice required pursuant to subsection (a) may be given by any means of telecopier or telegraphic transmission. A notice for the payment of a Margin Deficit received before 9:00 a.m. on a Business Day, local time, of the party receiving the notice, must be met not later than 5:00 p.m. on the Business Day on which the notice was given, local time, of the party receiving the notice. Any notice given on a Business Day after 9:00 a.m., local time, of the party receiving the notice, shall be met not later than 2:00 p.m. (New York time) on the following Business Day. The failure of Lender, on any one or more occasions, to exercise its rights under subsection (a) of this Section 6 shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Lender to do so at a later date. A failure or delay by Lender to exercise its rights under subsection (a) of this Section 6 shall not limit Lender's rights under this Agreement or otherwise existing by law or in any way create additional rights for the Borrower.

          Section 7. Borrower Covenants.

          (a) The Borrower shall promptly deliver to the Lender (i) any report delivered to security holders pursuant to the Securitization Trusts, including, without limitation, any trustee's or servicer's report and any reports delivered to related surety companies; (ii) any notice of transfer of servicing; and (iii) any other such document or information as the Lender may reasonably request from time to time, including for each Monthly Period, the related servicing reports in a readable electronic format by the 15th day of the month.

          (b) The Borrower shall permit the Lender to inspect its books and records relating to the Securitization Trusts, the Pledged Assets and other matters relating to the transactions contemplated hereby, upon reasonable prior notice and during normal business hours.

          (c) If the Borrower shall, as a result of its ownership of the Pledged Assets, become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Pledged Assets, or otherwise in respect thereof, the Borrower shall accept the same as the Lender's agent, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly endorsed by the Borrower to the Lender, if required, together with an undated bond power covering such certificate duly executed in blank and with, if the Lender so requests, signature guaranteed, to be held by the Lender hereunder as additional collateral security for the Indebtedness. If any sums of money or property so paid or distributed in respect of the Pledged Assets shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of the Borrower, as additional collateral security for the Indebtedness.

          (d) Without the prior written consent of the Lender, the Borrower will not (i) vote to enable, or take any other action to permit, any rights afforded it as holder of the Pledged Assets under any Trust Agreement, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any indebtedness, Lien or option in favor of, or any claim of any Person other than the Lender with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement and the Secured Note, or (iv) guarantee or otherwise in any way become liable with respect to the obligations or liabilities of any other Person; provided, however, that Borrower may sell all or any portion of the Pledged Assets pursuant to a securitization free and clear of the Lien of this Agreement upon payment of the principal payment required pursuant to Section 2(f) hereof, so long as no Margin Deficit shall exist after giving effect to such sale or any such Margin Deficit is cured concurrently. The Borrower will defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

          (e) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement, the Secured Note and all Related Documents and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement, the Secured Note and all Related Documents.

          (f) The Borrower agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this

Agreement, the Secured Note and all Related Documents, other than income taxes of the Lender.

          (g) Borrower and Guarantor shall each deliver to the Lender:

                    (i) with respect to the Guarantor only, as soon as available and in any event within 45 days after the end of each quarterly accounting period in each fiscal year (other than the last quarterly accounting period of each such fiscal year), its balance sheet as of the end of such period and the related statements of operations, shareholders' equity, and cash flows for such period and for the portion of such fiscal year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year, all in reasonable detail and certified by its chief financial officer to fairly present the financial position and the results of its operations, shareholders' equity and cash flows as of the respective dates and for the respective period indicated and to have been prepared in accordance with GAAP, subject to normal year-end and audit adjustments (and the absence of footnote presentation);

                    (ii) with respect to the Guarantor only, as soon as available and in any event within 90 days after the end of each of its fiscal years, its balance sheet as of the end of such year and the related statements of operations, shareholders' equity, and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the next preceding fiscal year, all in reasonable detail and accompanied by the standard unqualified report (which shall not contain any additional explanatory paragraph concerning uncertainties or other matters) on such financial statements of its Independent Accountants, together with a separate certificate of such accountants which shall state whether or not their examination has disclosed the existence, during or at the end of the fiscal year covered by such financial statements and/or the date of such certificate, of any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in its internal control structure or any of its subsidiaries;

                    (iii) on the first day of each month, a certificate signed by the chief financial officer or treasurer of the Guarantor which shall state that, after due inquiry, the signer does not have knowledge of the existence, during such period or as at the date of such certificate, of any default or event of default under this Agreement, the Secured Note and all Related Documents, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action it or the Borrower has taken, is taking and proposes to take with respect thereto;

                    (iv) as promptly as practicable following any request of the Lender therefor, copies of all reports or written comments (including, without limitation, audit reports, management letters and any other reports or communications with respect to the internal control structure) submitted by the Independent Accountants;

                    (v) as promptly as practicable (but in any event not later than three (3) Business Days) after it becomes aware of the occurrence of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, a certificate of a responsible officer specifying in reasonable detail the nature and period of existence thereof, what action it has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

                    (vi) not later than 11:00 a.m., New York City time, on the Business Day after it becomes aware thereof, a report setting forth any material changes or developments in its business, taken as a whole, including, without limitation, any material changes, developments or defaults under any uncured payment default;

                    (vii) as promptly as practicable (but in any event not later than three (3) Business Days after filing), copies of all materials filed with respect to the Guarantor thereof with the Securities and Exchange Commission along with any materials relating to the Guarantor sent to the Guarantor's shareholders; and

                    (viii) on the Business Day prior to the Distribution Date, on a monthly basis, an analysis of the amounts received in the Collection Account and the application thereof pursuant to Section 2 hereof;

                    (ix) as promptly as practicable, and in any event within ten days after the Borrower or Guarantor knows or has reason to believe that any of the events or conditions described in paragraphs (i) through (vi) of the definition of "ERISA Violation" has occurred or exists with respect to any Plan or Multiemployer Plan, including in such notice a description of the event or condition, a description of the action that the Borrower or any Affiliate proposes to take with respect to the event or condition, and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or such Affiliate with respect to such event or condition; and

                    (x) such other information as, from time to time, may reasonably be requested by the Lender.

          (h) The Borrower and Guarantor shall each (i) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP; and (ii) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP.

          (i) The Borrower and Guarantor shall each:

                    (i) pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies of a material nature imposed upon it or its income or upon any of its assets as well as all claims of any kind which, if unpaid, might by law become a Lien upon its property; provided, however, that shall it not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by it and its Independent Accountants; provided, further, that it shall pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same;

                    (ii) do or cause to be done all things necessary to preserve and maintain in full force and effect its corporate existence, and all licenses material to its business;

                    (iii) maintain and keep its assets in good repair, working order and condition, ordinary wear and tear excepted, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

                    (iv) comply with the requirements of all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities having jurisdiction over its operations respect of the conduct of its business and the ownership of its property; provided, however, that it shall not be required by reason of this Section 7(i)(iv) to comply therewith at any time while its shall be contesting its obligation to do so in good faith by appropriate proceedings, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP.

          (j) The Borrower shall not, without the consent of the Lender, which consent may be withheld in its sole discretion, directly or indirectly, make or commit to make any Restricted Payment which would cause a Default or an Event of Default.

          (k) Guarantor on a consolidated basis with its Subsidiaries shall: (i) at all times after the date hereof, maintain an Adjusted Tangible Net Worth of at least $1,422,292,000; (ii) for the twelve-month period ending on each Fiscal Quarter, maintain a Fixed Charge Coverage Ratio of not less than 1.25:1.0; and
(iii) at all times after the date hereof, maintain a Debt to Equity Ratio of not more than 5.0:1.0.

          For purposes of this clause (k):

                    "Adjusted EBIT" means, for any applicable computation period, the Guarantor's and Subsidiaries' Net Income on a consolidated basis, plus (a) income and franchise taxes paid or accrued during such period and (b) Interest Expense, minus (a) income derived from discontinued operations of the Guarantor and its Subsidiaries and (b) extraordinary gains of the Guarantor and its Subsidiaries resulting from changes in the application of Agreement Accounting Principles.

                    "Adjusted Tangible Net Worth" means, at any date, (i) Net Worth plus (ii) Subordinated Indebtedness minus (iii) Intangible Assets.

                    "Agreement Accounting Principles" means generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing Guarantor's financial statements.

                    "Consolidated Debt" means, at any time, the aggregate principal amount of indebtedness outstanding at such time of the Guarantor and its Subsidiaries as reflected on the consolidated balance sheet of the Guarantor and its Subsidiaries, prepared in accordance with Agreement Accounting Principles.

                    "Debt to Equity Ratio" means, at any time, the ratio of (a) Consolidated Debt to (b) Net Worth.

                    "Fiscal Quarter" means each of the four quarterly accounting periods comprising a Fiscal Year.

                    "Fiscal Year" means the twelve-month accounting period commencing on January 1 and ending on December 31 of each year.

                    "Fixed Charge Coverage Ratio" means, for any applicable computation period, the ratio of (a) Adjusted EBIT to (b) Interest Expense.

                    "indebtedness" of Guarantor means Guarantor's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property (whether real or personal, tangible or intangible) or services (other than accounts payable arising in the ordinary course of such Guarantor's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by Guarantor, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) capitalized lease obligations, (f) rate hedging obligations, (g) contingent obligations of any type, (h) obligations for which Guarantor is obligated pursuant to or in respect of a letter of credit or similar instrument and (i) repurchase obligations or liabilities of Guarantor with respect to accounts or notes receivable and chattel paper sold by such Person.

                    "Interest Expense" means, for any applicable computation period, all interest paid or accrued during such period by the Guarantor and its Subsidiaries on a consolidated basis, determined in accordance with Agreement Accounting Principles.

                    "Intangible Assets" means, at any date, the assets of the Guarantor and its consolidated Subsidiaries which would be treated as intangibles in accordance with Agreement Accounting Principles.

                    "Net Income" means, for any computation period, with respect to the Guarantor on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with Agreement Accounting Principles.

                    "Net Worth" means, at any date, the consolidated common stockholder's equity of the Guarantor and its consolidated subsidiaries determined in accordance with Agreement Accounting Principles.

                    "Subordinated Indebtedness" means, at any time, any indebtedness of the Guarantor the payment of which is contractually subordinated to payment of the obligations represented by the Guaranty to the written satisfaction of the Lender. Subordinated Indebtedness shall include, without limitation, (i) the indebtedness in respect of those certain 10-1/4% Senior Subordinated Notes due June 1, 2002 issued pursuant to that certain Indenture by and between the Guarantor and First Wisconsin Trust Company dated as of March 15, 1992 and (ii) any other indebtedness of the Guarantor issued on substantially similar subordination terms and on other terms reasonably satisfactory to the Lender.

                    "Subsidiary" of means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by Guarantor or by one or more of its Subsidiaries or by Guarantor and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          (l) Without the Lender's prior written consent, the Borrower shall not consummate any merger or consolidation with any Person or sell all or substantially all of its assets, unless the surviving entity by law or by agreement in favor of the Lender assumes the Borrower's obligations under this Agreement, the Secured Note, the Repurchase Facility and all Related Documents and such transaction would not result in or cause a Default or an Event of Default.

          (m) The Borrower shall promptly give to the Lender notice of all legal or arbitration proceedings affecting or that could cause a Material Adverse Change.

          (n) The Borrower shall not amend any Trust Agreement or any Related Documents, or any organizational document pertaining to it or any Securitization Trust without first obtaining the written consent of the Lender.

          (o) The Borrower shall notify the Lender as soon as possible, but in no event later than one (1) Business Days after obtaining actual knowledge thereof, if any event has occurred that constitutes a Default or an Event of Default.

          (p) At any time after the Funding Date, if the Borrower enters into one or more Hedging Contracts, the Borrower and shall assign the benefit thereof to Lender.

          Section 8. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

          (a) Failure of the Borrower and Guarantor to make any payment of interest or principal or any other fee, expense, or any other amount owing to the Lender, which has become due whether by acceleration or otherwise under the terms of the Secured Note or this Agreement which failure is not remedied within one (1) Business Day, in the case of the failure to make any payment of principal or, interest or to cure any Margin Deficit, or two (2) Business Days, in the case of the failure to make any other payment.

          (b) Assignment or attempted assignment by the Borrower of this Agreement or by the Guarantor of the Guaranty Agreement or any rights hereunder or thereunder or the granting by the Borrower of any security interest, lien or other encumbrance on any Collateral to other than the Lender.

          (c) The filing against the Borrower or Guarantor of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction as to which the Borrower or Guarantor, as the case may be, fails to secure dismissal within 60 days of such filing, or the appointment of a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or Guarantor, or, in the case of either Borrower or Guarantor, of any substantial part of its property, the ordering or the winding-up or liquidation of its affairs, or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Borrower or Guarantor, in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

          (d) Commencement by the Borrower or Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Borrower or Guarantor, to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or Guarantor or, in the case of either Borrower or Guarantor, of any substantial part of its property, or the making by the Borrower or Guarantor of any general assignment for the benefit of creditors, or the failure of the Borrower or Guarantor generally to pay its debts as such debts become due, or the taking of corporate action by the Borrower or Guarantor in furtherance of any of the foregoing.

          (e) Any material and adverse change in the financial condition or operations of the Borrower or Guarantor, or the existence of any other condition which, in Lender's sole discretion, constitutes an impairment of the Borrower's or Guarantor's ability to perform its obligations under this Agreement, under the Secured Note or under the Guaranty Agreement and which condition is not remedied within one Business Day.

          (f) An Event of Default under the Repurchase Facility.

          (g) A breach by the Borrower of any covenant set forth herein or by Guarantor of any covenant set forth in the Guaranty Agreement, or of the terms and provisions of any other agreement between the Borrower and Lender or Guarantor and Lender, in any case, which condition is not remedied within five
(5) days, or in the case of a Margin Deficit, one (1) Business Day, other than breaches otherwise referred to in this Section 8.

          (h) Any change in the identity of the servicer of any of the Securitization Trusts.

          (i) A default by the Borrower or Guarantor on any of their debt instruments, financing facilities, or other financing agreements or agreement with any Person other than the Lender, if the then aggregate outstanding principal amount thereof exceeds $5,000,000.

          (j) A representation or warranty of the Borrower in this Agreement, the Secured Note or any Related Document shall prove to be incorrect in any material respect.

          (k) A representation or warranty of the Guarantor in the Guaranty Agreement shall prove to be incorrect in any material respect.

          (l) An ERISA Violation occurs.

          (m) The Guarantor shall terminate, revoke, rescind, disaffirm or fail to honor any of its obligations or covenants under the Guaranty Agreement or notice is received by Lender from Guarantor of its intention to take any of the aforementioned actions.

          (n) The failure of the Lender to have a perfected security interest in first-priority position in any Collateral.

          Section 9. Remedies Upon Default. Upon the happening of one or more Events of Default:

                    (i) the Lender may immediately declare the principal of and accrued and unpaid interest on the Secured Note, any and all amounts due to the Lender under this Agreement and the Secured Note and Related Documents or under any other agreement between Lender or any Affiliate of Lender, and Borrower, the Guarantor or any Affiliate of the Guarantor, to be immediately due and payable, together with all fees and expenses due and payable to the Lender hereunder and thereunder and, to the extent permitted by applicable law, interest on all of the foregoing at the Interest Rate (collectively, the "Indebtedness"); provided, however, that upon the occurrence of one of the Events of Default referred to in Sections 8(c) and 8(d), such amounts shall immediately and automatically become due and payable without any further action by any person or entity; provided, further, that upon such declaration or automatic acceleration, the balance of all outstanding Indebtedness shall become immediately due and payable without presentation, demand or further notice of any kind and Lender may apply all Cash Receipts against all Indebtedness until it is paid in full, in such order of priority as the Lender in its sole discretion shall determine;

                    (ii) if an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted in this Agreement, the Secured Note and all Related Documents and in any other instrument or agreement securing, evidencing or relating to the Indebtedness, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of the Borrower, which right or equity is hereby waived or released. The Lender shall apply any proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Indebtedness, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code as in effect in the State of New York, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Indebtedness, the fees and disbursements of any attorneys employed by the Lender in connection with the Indebtedness and all other expenses of the Lender in connection therewith; and

                    (iii) the Lender may dispose of or otherwise deal with the Collateral in such manner as the Lender, in its sole and absolute discretion, deems necessary or desirable to maximize the likelihood of repayment in full of the Indebtedness.

          Section 10. Indemnification. (a) The Borrower hereby agrees to indemnify the Lender, the Lender's designee and each of its officers, directors, employees and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than income taxes of the Lender), fees, costs, expenses (including reasonable attorneys fees and disbursements) or disbursements (all of the foregoing, collectively "Indemnified Amounts") which may at any time (including, without limitation, such time as this Agreement, the Secured Note or any other Related Document shall no longer be in effect and the Indebtedness shall have been paid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement, the Secured Note or any other Related Document or any transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Borrower shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party.

          (b) Costs and Expenses. The Borrower hereby agrees to pay on demand all costs and expenses incurred by the Lender in connection with (i) negotiation, preparation, execution and delivery of this Agreement, the Secured Note and the other Related Documents, (ii) the negotiation, preparation, execution and delivery of any amendments to any of them, (iii) the administration (including periodic auditing) of this Agreement, the Secured Note and the other Related Documents and the transactions contemplated hereby and thereby, and (iv) the enforcement of this Agreement, the Secured Note or any other Related Documents, or any actual or claimed breach hereunder or thereunder. Such costs and expenses shall include, without limitation, (A) the reasonable fees and expenses of counsel to the Lender incurred in connection with any of the foregoing or in advising the Lender as to its rights and remedies under the Agreement, the Secured Note or any Related Document or any such other documentation, (B) all reasonable out-of-pocket expenses incurred by third parties retained by the Lender in connection with any review of the Borrower's books and records and paid to third-parties engaged by the Lender,
(C) all out-of-pocket costs and expenses incurred by the Lender and its agents in connection with the foregoing, and (D) all stamp or other taxes (other than taxes based on income) incurred by any Indemnified Party in connection with this Agreement, the Secured Note or any other Related Documents.

          (c) The provisions of Sections 10 (a) and (b) shall survive the termination of this Agreement.

          Section 11. Power of Attorney. The Borrower hereby (a) authorizes the Lender, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and (b) appoints the Lender as the Borrower's attorney-in-fact to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent.

          Section 12. Participation; Assignments. (a) The Lender may sell, pledge, sell subject to a repurchase arrangement, or otherwise hypothecate (any such event, a "Hypothecation") to one or more entities (each, a "Participant") participating interests in (i) the Facility Balance owing to the Lender, (ii) the Secured Note held by the Lender and (iii) any other interest of the Lender hereunder or under the Guaranty Agreement, without notice to, or the consent of, Borrower or Guarantor. In the event of any Hypothecation by the Lender of a participating interest to a Participant, the Lender shall be obligated to act as the sole representative of any and all Participants and shall be entitled to unilaterally exercise all of the rights, and perform all of the obligations of, the Lender hereunder. In no event shall the number of Participants at any one time exceed 25.

          (b) The Lender may assign this Agreement or any of its rights or obligations hereunder without notice to, or the consent of, the Borrower. The Borrower shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Lender.

          Section 13. Notices. Except as otherwise specified in this Agreement, all demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by facsimile transmission or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          If to the Borrower:

          Green Tree Residual Finance Corp. I
          1100 Landmark Towers
          345 St. Peter Street
          St. Paul, MN  55102-1639
          Attention:  President
          Telephone:  (612) 293-3400
          Facsimile:  (612) 293-5746

          If to the Lender:

          Lehman Commercial Paper Inc.
          200 Vesey Street
          8th Floor
          New York, NY  10285-0900
          Attention:  Gene Nagotko
          Telephone:  (212) 526-9249
          Facsimile:  (212) 526-7423

          101 Hudson Street, 30th Floor
          Jersey City, NJ  07302
          Attention: Chris Czako
          Telephone: (201) 524-4494
          Facsimile: (201) 524-4439

          Section 14. No Oral Modifications; Successors and Assigns. No provisions of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the parties hereto. This Agreement shall be binding upon the successors and assigns of the parties hereto.

          Section 15. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 16. No Waiver. No delay or omission of the Lender to exercise any right or remedy accruing under this Agreement (including upon any Event of Default) shall impair any such right or remedy or constitute a waiver of any such right or remedy or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Lender may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Lender.

          Section 17. Governing Law; Agreement Constitutes Security Agreement.

          This Agreement is intended by the parties hereto to be governed by the laws of the State of New York, without regard to principles of conflicts of law, and to constitute a security agreement within the meaning of the New York Uniform Commercial Code.

          Section 18. Jurisdiction.

          The parties hereby irrevocably submit to the jurisdiction of any federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, the Secured Note or any other Related Document, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such federal court. The parties hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in Section 13. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 18 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

          Section 19. WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

          Section 20. Integration. This Agreement, the Secured Note and the other Related Documents together contain a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

          Section 21. Advice from Independent Counsel. The parties understand that this Agreement, the Secured Note and each of the other Related Documents to which it is a party is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement, the Secured Note and each of the other Related Documents to which it is a party and that it is satisfied with its legal counsel and the advice received from it.

          Section 22. Judicial Interpretation. Should any provision of this Agreement, the Secured Note or any of the other Related Documents require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement, the Secured Note and each of the Related Documents.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        GREEN TREE RESIDUAL FINANCE CORP. I


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        LEHMAN COMMERCIAL PAPER INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       Exhibit A


                           FORM OF INSTRUCTION LETTER


--------------------

--------------------

Dear Ladies and Gentlemen:

          Pursuant to Section 2(a)(ix) of the Asset Assignment Agreement dated as of February 13, 1998 (the "Agreement") by and between Lehman Commercial Paper Inc., as Lender (the "Lender") and Green Tree Residual Finance Corp. I, as Borrower (the "Borrower"), the Borrower hereby notifies you under the Trust Agreement, dated as of ___________, 1998, by and among _______________,
_______________ and you (the "Trust Agreement") that, pursuant to the Agreement, the Borrower has pledged to the Lender all of the Borrower's right, title and interest in and to the Certificates [Guarantee Fees] [Release Amounts] issued or payable pursuant to the Trust Agreement.

          Pursuant to Section 2(a)(ix) of the Agreement, the Borrower hereby instructs you to pay by wire transfer all amounts to be received by it pursuant to the Trust Agreement and payable thereunder to the registered owner of any of such Certificates, to the Lender as specified below, unless otherwise instructed by the Lender from time to time to you. Such payments to the Lender shall be made by you on the same day on which such amounts would otherwise be payable by you to such owner. The payment instructions contained herein shall remain effective until the Lender otherwise instructs you.

          The Lender's wire instructions for purposes of all payments related to such Certificates are:

                    Citibank NYC ABA 0 21 000089
                    LCPI
                    Acct #40615659
                    Attention: Chris Czako, re: Green Tree Residual Financing

                                       Very truly yours,


                                       By:___________________________________
                                          Name:
                                          Title:

Acknowledged and Agreed by:

__________________________, as the Trustee


By:___________________________________
   Name:

   Title:


cc:  Lehman Commercial Paper Inc.
     200 Vesey Street
     8th Floor
     New York, New York 10285-0900
     Attn: Gene Nagotko
     Facsimile: (212) 526-9249

                                                                       Exhibit B

                                  SECURED NOTE

                                                               February 13, 1998

          FOR VALUE RECEIVED, the undersigned, GREEN TREE RESIDUAL FINANCE CORP. I, a Minnesota corporation, whose address is 1100 Landmark Towers, 345 St. Peter Street, St. Paul, MN 55102-1639 (the "Borrower"), promises to pay to the order of LEHMAN COMMERCIAL PAPER INC., a New York corporation, whose address is 200 Vesey Street, 8th Floor, New York, New York 10285 (the "Lender") on or before the Maturity Date, in lawful money of the United States of America, the principal sum of $500,000,000 (or such lesser amount as may in the aggregate have been advanced by Lender to Borrower pursuant to the Agreement referenced below) plus interest, as follows:

          DEFINITIONS. Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the (a) Asset Assignment Agreement dated as of February 13, 1998 (the "Agreement") by and between the Lender and Borrower named therein.

          GENERAL TERMS. (i) Principal is payable in accordance with the Agreement, provided the Facility Balance outstanding on the Maturity Date shall be due and payable on the Maturity Date.

          (ii) Interest shall accrue daily on the Facility Balance a rate per annum equal to the Interest Rate computed in accordance with the Agreement.

          MAXIMUM RATE OF INTEREST: If the Borrower shall have paid or agreed to pay any interest on the Facility Balance in excess of that permitted by law, then it is intended with respect thereto that (i) to the extent possible given the term of the Facility Balance, all excess amounts previously paid or to be paid by the Borrower be applied to reduce the Facility Balance and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (ii) to the extent that the reduction of the Facility Balance and the reformation of the provisions thereof described in the immediately preceding clause (i) are not possible given the term of the Facility Balance, such excess amount shall be deemed to have been paid with respect to the Facility Balance as a result of an error and upon the Lender obtaining actual knowledge of such error, such amount shall be refunded to the Borrower.

          SECURITY: This Note is issued pursuant to the Agreement and is secured by a pledge of the Collateral described therein.

          DEFAULTS: Upon the happening of an Event of Default, the Lender shall have all rights and remedies set forth in the Agreement.

          The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

          WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, and consents to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Borrower and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any Person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

          TERMINOLOGY: Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

          GUARANTEE: Principal and interest and all other amounts due to Lender by Borrower under this Note or under the Agreement are fully and unconditionally guaranteed by Green Tree Financial Corporation (the "Guarantor") pursuant to a Guaranty Agreement, dated the date hereof, between Guarantor and the Lender.

          AGREEMENT: Reference is made to the Agreement for provisions as to mandatory prepayments, collateral and acceleration.

          THIS NOTE IS GOVERNED BY THE PROVISIONS OF THE AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN THE EVENT ANY TERMS OF THIS NOTE ARE INCONSISTENT WITH THE TERMS OF THE AGREEMENT, THE TERMS OF THE AGREEMENT SHALL GOVERN THIS NOTE. NOTWITHSTANDING THE FOREGOING SENTENCE, NO REFERENCE HEREIN TO THE AGREEMENT AND NO PROVISION OF THIS NOTE OR OF THE AGREEMENT SHALL ALTER OR IMPAIR THE OBLIGATION OF THE BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS NOTE AT THE RESPECTIVE TIMES AND AT THE RATES HEREIN AND THEREIN PRESCRIBED.

          APPLICABLE LAW: This Note shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law, whose laws the Borrower expressly elects to apply to this Note.


                                            GREEN TREE RESIDUAL FINANCE CORP. I


                                            By:______________________________
                                               Name:
                                               Title:

                         SCHEDULE OF LIQUIDITY LOANS AND
                        PAYMENTS OF PRINCIPAL UNDER LOAN
                NOTE OF LEXINGTON PARKER CAPITAL COMPANY, L.L.C.,
                             DATED December 30, 1997


            Principal Amount of     Maturity of      Principal    Unpaid
  Date         Liquidity Loan     Interest Period   Amount Paid   Balance
---------   -------------------   ---------------   -----------   -------

                                                                       Exhibit C


                       Monthly Principal Payment Schedule

                 Month                                 Monthly Principal Amount
                 -----                                 ------------------------
                  1.
                  2.
                  3.
                  4.
                  5.
                  6.
                  7.
                  8.
                  9.
                  10.
                  11.
                  12.
                  13.
                  14.
                  15.
                  16.
                  17.
                  18.
                  19.
                  20.
                  21.
                  22.
                  23.
                  24.


                                       C-1